Exhibit 9

WAIVER AGREEMENT

This WAIVER AGREEMENT (this “Waiver Agreement”) is entered into as of November 29, 2017, between CF Corporation, a Cayman Islands exempted company (the “Company”), CF Capital Growth, LLC, a Delaware limited liability company (the “Sponsor”) and each other party listed on the signature pages hereto (each a “Forward Contract Party” and collectively the “Forward Contract Parties” and together with the Sponsor, the “Class B Holders”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Forward Purchase Agreements, dated April 18, 2016, as amended, among the Company, the Sponsor and the Forward Contract Parties (the “Forward Purchase Agreements”).

WHEREAS, the Class B Holders own an aggregate of 15,000,000 Class B ordinary shares, par value $0.0001 per share, of the Company (“Class B Ordinary Shares”).

WHEREAS, Article 4.2 of the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter”) provides that, on the business day following the Business Combination Closing, each Class B Ordinary Share shall automatically convert into such number of Class A Ordinary Shares as is equal to 25% of the sum of (a) the total number of Class A Ordinary Shares issued in connection with the Company’s initial public offering, plus (b) the sum of (x) the total number of Class A Ordinary Shares issued or deemed issued, or issuable upon the conversion or exercise of any equity-linked securities or rights issued or deemed issued by the Company in connection with such Business Combination (including Forward Purchase Shares, but not Forward Purchase Warrants), excluding any Class A Ordinary Shares or equity-linked securities exercisable for or convertible into Class A Ordinary Shares issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor upon conversion of loans to the Company previously made by the Sponsor, minus (c) the total number of Public Shares repurchased pursuant to the IPO Repurchase (as defined in the Charter) (the “Conversion Rights Provision”);

WHEREAS, on May 24, 2017, the Company, FGL US Holdings Inc., a Delaware corporation and indirect, wholly owned subsidiary of the Company (“Parent”), FGL Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of Parent (“Merger Sub”), and Fidelity & Guaranty Life, a Delaware corporation (“FGL”), entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into FGL and FGL will continue as the surviving corporation and indirect, wholly owned subsidiary of the Company, on the terms and subject to the conditions set forth therein (the “FGL Business Combination”);

WHEREAS, under the Charter, the FGL Business Combination will trigger the Conversion Rights Provision;

WHEREAS, Section 5(b)(2) of the Forward Purchase Agreements, provides that if, in connection with the Business Combination Closing, the Sponsor agrees to forfeit any Class B Shares to the Company at no cost or subject its Class B Ordinary Shares to contractual terms or restrictions, convert its Class B Ordinary Shares into other securities or contractual rights or otherwise modify the terms of its Class B Ordinary Shares (each a “Class B Change”), then, provided that the Sponsor is not being issued any other equity or equity-related securities or other items of value in the Business Combination in consideration for such forfeiture or Class B Change that are not also being issued to the Forward Contract Parties on a pro rata basis, subject to certain exceptions, each Forward Contract Party agrees to forfeit, subject, convert or modify its Class B Shares on a pro rata basis and on the same terms as the Sponsor, and grants to the Company and any representative designated by the Company without further action by the Forward Contract Party a limited irrevocable power of attorney to effect such forfeiture or Class B Change on behalf of such Forward Contract Party, which power of attorney shall be deemed to be coupled with an interest; and

WHEREAS, in connection with the FGL Business Combination, the parties hereto desire that the Class B Holders irrevocably waive their rights under Article 4.2 of the Charter with respect to any Class A Ordinary Shares otherwise issuable upon conversion pursuant to the Conversion Rights Provision in excess of 30,000,000 Class A Ordinary Shares (the “Excess Shares”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Waiver.

(a) The Class B Holders hereby irrevocably and unconditionally relinquish and waive (the “Waiver”) any and all rights, title and interest each of them has or will have under Article 4.2 of the Charter to receive Excess Shares upon conversion of the Class B Ordinary Shares in connection with the closing of the FGL Business Combination.

(b) The Class B Holders acknowledge and agree that, to the extent they receive any Excess Shares as a result of any conversion of Class B Ordinary Shares, the Class B Holders hereby surrender such shares to the Company for cancellation, and no consideration shall be payable to the Class B Holders in connection therewith.

Section 2. Successors and Assigns. The parties hereto acknowledge and agree that the terms of this Waiver Agreement are binding on and shall inure to the benefit of such party’s beneficiaries, heirs, legatees and other statutorily designated representatives. The Class B Holders also understand that this Waiver Agreement, once executed, is irrevocable and binding, and if the Class B Holders transfers, sells or otherwise assigns any Class B Ordinary Shares held by it as of the date of this Agreement, the transferee of such Class B Ordinary Shares shall be bound by the terms of this Waiver Agreement as if such transferee were a party hereto. Any Class B Holder that desires to transfer, sell or otherwise assign any Class B Ordinary Shares shall, in addition to any other existing obligations or restrictions applicable to such proposed transfer, sale or assignment that may exist, provide the proposed transferee with a copy of this Waiver Agreement and obtain from such proposed transferee a written acknowledgment that such proposed transferee acknowledges and agrees to the Waiver and the other matters set forth in this Waiver Agreement.

Section 3. Authorization; Enforcement. Each of the parties hereto represents that (a) it has the requisite corporate power or legal capacity, as applicable, and authority to enter into, deliver and perform its obligations under this Waiver Agreement, (b) this Waiver Agreement has been duly authorized, executed and delivered by such party and (c) this Waiver Agreement is enforceable against it in accordance with its terms.

Section 4. Effect of this Waiver Agreement on Charter. The Charter, as affected hereby, shall remain in full force and effect. The Waiver contained in this Waiver Agreement shall not constitute a waiver of any other provision of the Charter, except as expressly provided herein with respect to Article 4.2.

Section 5. Counterparts. This Waiver Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 6. Governing Law; Venue; Waiver of Jury Trial.

(a) This Waiver Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Waiver Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Waiver Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

(b) THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT IN THE STATE OF DELAWARE, THE DELAWARE COURT OF CHANCERY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS WAIVER AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS WAIVER AGREEMENT AND IN RESPECT OF THE BUSINESS COMBINATION CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS WAIVER AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN SUCH MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WAIVER AGREEMENT OR THE BUSINESS COMBINATION CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WAIVER AGREEMENT OR THE BUSINESS COMBINATION CONTEMPLATED BY THIS WAIVER AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS WAIVER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Waiver Agreement as of the date first written above.

CF CORPORATION

By:	/s/ Chinh E. Chu
Name: Chinh E. Chu
Title: Co-Executive Chairman and Director

CF CAPITAL GROWTH, LLC
By: CC Capital Management, LLC, its member

By:	/s/ Chinh E. Chu
Name: Chinh E. Chu
Title: Sole Member

[Signature Page to Waiver Agreement]

FORWARD CONTRACT PARTIES:

CFS HOLDINGS (CAYMAN), L.P.

CORAL BLUE INVESTMENT PTE. LTD.

EAST ROCK LORELEI FUND, LP

EAST ROCK SIMCO ENDOWMENT FUND, LP

EAST ROCK DJMD FUND, LP

EAST ROCK FOCUS FUND, LP

EREF SPECIAL SITUATIONS, LLC

SENATOR GLOBAL OPPORTUNITY MASTER FUND LP

QUANTUM PARTNERS LP

Canyon Value Realization Fund, L.P.

The Canyon Value Realization Master Fund, L.P.

Arcadia CF Corp Investors, LLC

111510 Investment Holdings, LLC

91313 Investment Holdings, LLC

Silas Holdings I, LLC

Dogfish Head Investments

Kenneth Choi

Mark Cleere

Monte Baier

Warren Woo

CFIC-2015 NV Family Investments, LLC

David A. Landsberg Trust

Feng Luo

Jaye Young

Leonard Yip

California Institute of Technology

Corvex Master Fund LP

Worth Capital Holdings 21 LLC

Radio Daze LLC

CFC 2016-a, LLC

James Quella

Shea – CF Partners

Thomas Hagerty

Keith Abell

FOREST HILLS – CF CORP LLC

Frank Martire JR. REVOCABLE TRUST U/A/D

4/28/05

GREENTHAL REALTY PARTNERS LP

CC CAPITAL MANAGEMENT LLC

BilCar, LLC

By:	/s/ Chinh E. Chu
Name: Chinh E. Chu
Title: Attorney-in-Fact

[Signature Page to Waiver Agreement]